UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On November 9, 2018, Lannett Company, Inc. (the “Company”) entered into a Distribution and Transition Support Agreement (the “Agreement”) with Amneal Pharmaceuticals, Inc. (“Amneal”) and Jerome Stevens Pharmaceuticals, Inc. (“JSP”), pursuant to which Amneal will be the Company’s sole customer for Levothyroxine Sodium Tablets USP (the “Product”) from December 1, 2018 through March 23, 2019 and Amneal will re-sell the Product to its customers.  Pursuant to the terms of the Agreement, the Company will receive an upfront payment of $50 million, which will guarantee the Company at least $50 million of gross profit on sales of the Product during the term of the Agreement, subject to certain adjustments.  The Company will continue to distribute Butalbital, Aspirin, Caffeine with Codeine Phosphate Capsules USP and Digoxin Tablets USP pursuant to its distribution agreement with JSP through March 23, 2019.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2018, and intends to seek confidential treatment for certain terms and provisions of the Agreement.  The foregoing description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement when filed.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	November 12, 2018 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: November 15, 2018